EXHIBIT 99.2

FIS Certegy Conference Call Script – Dan

Good morning everyone.  This is Dan Murphy, Senior Vice President, Finance and Investor Relations for Fidelity National Financial.  Thank you for joining us for this conference call to discuss the combination of Fidelity National Information Services, or FIS, and Certegy.  Joining me today are Bill Foley, Chairman and Chief Executive Officer of FNF, Lee Kennedy, Chairman and Chief Executive Officer of Certegy and Al Stinson, FNF’s Chief Financial Officer.

We have posted a PowerPoint slide show presentation to both the FNF and Certegy websites that we utilize during this conference call.  If you have not done so, you can access that presentation now at either fnf.com or certegy.com.   Once we finish the formal presentation, we will open the call to accommodate as many of your questions as time permits.

For purposes of the presentation, the page numbers are in the bottom center of each slide.  On page one, you will see our forward looking disclosure.  This conference call may contain statements related to future events and expectations, which include statements about revenue and cost synergies and earnings accretion and, as such, constitutes forward-looking statements.  These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of FIS and Certegy to be different from those expressed or implied during this call.  FNF and Certegy expressly disclaim any duty to update or revise forward-looking statements.  The risks and uncertainties which forward-looking statements are subject to include, but are not limited to, the effect of governmental regulations, the economy, competition, the risk that the merger may fail to achieve beneficial synergies or that it may take longer than expected to do so, the risk of reduction in revenue from the elimination of existing and potential customers due to consolidation in the banking, retail and financial services industries, potential overdependence on a limited number of customers due to consolidation in the banking, retail and financial services industries, failure to adapt to changes in technology or in the marketplace and other risks detailed from time to time in the Form 10-K and other reports and filings made by FIS and Certegy with the Securities and Exchange Commission.

On page two of the presentation, we have some legal disclosures that we need to review.  In connection with the proposed Merger, Certegy will file a proxy statement with the SEC.  The proxy statement will be mailed to the shareholders of Certegy.  CERTEGY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE

BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders may obtain a free copy of the proxy statement, when it is available and other documents filed by Certegy with the SEC at the SEC’s web site at www.sec.gov.  In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Certegy by going to Certegy’s Investor Relations page on its corporate website at www.certegy.com.

Certegy, FNF, and their respective officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from Certegy’s shareholders with respect to the Merger.  A description of any interests that any such participant may have in the Merger will be available in the proxy statement.  Information concerning FNF’s directors and executive officers is set forth in FNF’s proxy statement for its 2005 annual meeting of stockholders, which was filed with the SEC on April 28, 2005, and its annual report on Form 10-K filed with the SEC on March 16, 2005.  These documents are available free of charge at the SEC’s web site www.sec.gov or by going to FNF’s Investor Relations page on its corporate website at www.fnf.com.

This conference call will be available for replay via webcast at FNF’s website at fnf.com and at Certegy’s website at certegy.com.  It will also be available through phone replay beginning at 130 pm Eastern Standard Time today through September 29, 2005.  The replay number is 800-475-6701 and the access code is 796082.

Let me now turn the call over to Bill Foley, FNF’s Chairman and Chief Executive Officer.

FIS Certegy Conference Call Script

BILL

This morning we announced the signing of a definitive merger agreement under which Fidelity National Information Services and Certegy will combine operations to form a single publicly traded entity. As many of you know, we have considered an initial public offering (IPO) of FIS over the past twelve months.  We believe this merger will allow us to more quickly and more fully realize our goal of maximizing the value of FIS, with the new FIS well positioned to capitalize on the significant and unique growth opportunities that the combined companies can offer the markets we serve.  Certegy’s payment processing businesses fill a gap in FIS’ product set and Certegy’s management provides additional expertise in the payment services space.  We expect this combination to strengthen our position in the financial services markets, increase the depth and breadth of the products we offer, deepen the relationships we have with our current customers and allow us the opportunity to provide our expanded services to new customers.  It also gives us a currency to utilize in future acquisitions.

Beginning with page three of the presentation, FIS and Certegy will be combined in a tax-free, stock-for-stock merger under which each share of FIS common stock will be exchanged for 0.6396 shares of Certegy common stock.  After the issuance of Certegy stock to FIS shareholders, current Certegy shareholders will own approximately 32.5% and FIS shareholders will own approximately 67.5% of the combined entity.  Additionally, Certegy will pay a $3.75 per share special cash dividend to its shareholders prior to the closing of the transaction.

 FIS is a leading provider of core financial institution processing, mortgage loan processing and related information products and outsourcing services to financial institutions, mortgage lenders and real estate professionals.  Certegy is a leading provider of card issuer services to financial institutions, primarily community banks and credit unions, and check and risk management solutions.

On page four, you can see that the combined company will be called Fidelity National Information Services and it is expected to trade on the New York Stock Exchange under the trading symbol FIS.  FIS will be uniquely positioned to offer a broad suite of data processing, payment and risk management services to financial institutions and retailers, with a compelling financial profile that includes run-rate annual revenue of $4 billion, run-rate annual EBITDA of $1 billion, strong organic growth potential, significant and unique revenue synergies and meaningful cost synergies.  The transaction is also accretive to trailing twelve month cash earnings.  I will serve as the Chairman of FIS.  Lee Kennedy, current Chairman and CEO of Certegy, will become CEO of FIS and FNF CFO Al Stinson will also assume the additional role of CFO of FIS.  The senior business group executives will be a combination of current FIS and Certegy management.

Page five includes a summary of some of the details of the transaction, including the fixed exchange ratio of 0.6396 shares of Certegy stock for each share of FIS stock.  Certegy shareholder approval is necessary and the expected closing of the transaction is in the fourth quarter of this year.  Additionally, we will form a ten person Board of Directors.  The board composition will include 4 members from our current FIS board, including me, 4 members from the Certegy board, including Lee Kennedy and one each from Thomas H. Lee Partners and Texas Pacific Group, the minority shareholders in FIS today.

Page six touches on the strategic rationale for this transaction.  The combination creates one of the largest financial institution technology processing and services companies in the world, with nearly $4 billion in annual run-rate revenue and $1 billion in annual run-rate EBITDA.  The product bases are complementary, rather than competitive, and include core financial institution processing, mortgage processing, card issuer services, check and risk management solutions, information products and outsourcing services.  The revenue is significantly recurring in nature, with the majority under long-term, multi-year contracts.

We also think there are meaningful cost synergies to be recognized by eliminating many redundant and duplicative functions through the combination of the two organizations.  Our cost synergy target is $50 million dollars over a twelve to eighteen month period after the closing of the merger.  Page seven highlights three significant acquisitions we have made at FIS in the last eighteen months and the cost synergy targets and the actual overachievement on those targets in each of those transactions.  We expect that trend to continue with this transaction.

I am now going to ask Lee Kennedy to talk about the combined businesses.

FIS Certegy Conference Call Script

LEE

On page eight, you can see the breakdown into the three main components of the combined business, Financial Institution Software and Services, Payment Services and Information and Outsourcing Services.  The revenue stream is well diversified among the three business segments, with Financial Institution Software and Services at 41% of total revenue and Payment Services and Information and Outsourcing Services each contributing 29% of revenue.  You can also see that the EBITDA margins are very attractive and in the 22 to 27% range.  Based on the last twelve months pro forma Cash EPS of $2.00, the transaction is more than 16% accretive to Certegy shareholders.  Cash EPS is defined as GAAP EPS plus after-tax amortization of purchased intangibles.

Page nine takes a look at the combined market leadership positions and as you can see FIS will be #1 or #2 in every one of the markets that it serves, translating into market leadership across multiple business segments.

We believe there are some very significant and unique revenue synergy opportunities in this transaction.  Page ten shows one macro opportunity and that is in the domestic community bank market.  As you can see on the slide, there are approximately 18,700 community financial institutions in the United States today.  Certegy has card issuer relationships with nearly than 6,500 of those while FIS has processing relationships with more than 2,300.  Interestingly, there are only 683 common customers, so we feel there is a great opportunity to leverage the strong relationships on both sides to significantly increase the processing and card issuer customer penetration in the domestic community bank market.

Page eleven illustrates more specifically some of the key areas where we feel there are cross selling opportunities that can lead to enhanced growth rates for the combined company.  In addition to the community bank example I just mentioned, there is the opportunity to utilize the FIS large bank relationships to facilitate a potential entry point for card issuer services and bundled product discussions.  There are risk management solutions for financial institutions that can potentially accelerate growth in payment services.  On-line banking and bill pay front-end engines can be used to deliver more services to both financial institutions and consumers.  The ability to provide an end-to-end processing solution from point-of-sale through the back office of the financial institution could be a dynamic longer term opportunity.  We could even potentially utilize the combined proprietary data and analytics capabilities of the two companies to create unique products and solutions for the marketplace.

Page twelve takes a look at our competitive position versus some major competitors in the combined businesses.  FIS will clearly offer the broadest and most dominant product offering across all of its business lines.  No single competitor has the capabilities across the entire spectrum to compete effectively with the breadth of FIS’ product offerings.  Page thirteen shows the same situation on the international front, with FIS having a superior market position and the opportunity for the combination to drive significant growth in the international markets we serve.  Again, we believe international is a significant revenue opportunity for FIS.  If you flip to page fourteen, you can see that the combined company has a truly international reach and the opportunity to leverage relationships between FIS’ current international processing customers and Certegy’s card relationships should be significant.

I am not going to turn the call over to Al Stinson to review the financial slides.

FIS Certegy Conference Call Script

AL

Page fifteen shows some combined pro forma financials for the last twelve months ending June 30, 2005.  We will focus today and in the future on three key financial metrics at FIS, revenue, EBITDA and cash net income.  Including assumed synergies of $50 million, pro forma EBITDA is nearly $920 million for the trailing twelve months.  Pro forma cash net income, which adds back tax adjusted purchase price amortization from prior acquisitions, is $391 million for the last twelve months.  As we mentioned earlier, the accretion to cash net income for Certegy shareholders is 16% for the trailing twelve month period.

If you flip to page sixteen, you will see these same pro forma line items for the first six months of 2005.  If you annualize the pro forma revenue of $1.9 billion, you can see how we arrived at the nearly $4 billion in annual, run-rate revenue that we referenced earlier.  Additionally, if you annualize the pro forma EBITDA of $488 million, you can see how we arrived at the nearly $1 billion in annual, run-rate EBITDA.  Using the same methodology, run-rate, annual cash net income is nearly $400 million.

Page seventeen is a comparison of revenue, EBITDA and cash net income with some of FIS’ existing processing competitors and Certegy’s major card competitors.  You can see that the combined company compares very favorably from a scale perspective with its major competitors and we will clearly generate the EBITDA and cash flow resources necessary to invest in technology to continue to grow our market leading businesses.

Page eighteen reviews the sources and uses of funds for the transaction.  As you can see, the $235 million, or $3.75 per share, special cash dividend to Certegy shareholders will be made out of a combination of cash on hand at Certegy and borrowings under an existing Certegy bank facility.  The issuance of approximately 132.2 million shares to FIS shareholders amounts to about $4.5 billion and the final piece is the payment of fees and expenses.  Total sources and uses are $4.8 billion.

Page nineteen is an FIS capitalization table.  You can see the build up from standalone FIS and standalone Certegy through transaction adjustments, which include those items we discussed on the sources and uses table, to the combined FIS.  To hit some of the highlights on this page, pro forma June 30 cash on the balance sheet of the new FIS is $200 million, shareholders’ equity is $2.7 billion, with a debt to capital ratio of 52%, a significant reduction from the standalone FIS debt to total capital ratio of nearly 82%.  Last twelve months EBITDA covers interest expense by more than 5 times.  It is important to note that FIS will be deemed to be the acquirer for accounting purposes, most notably for purchase accounting purposes.

This is important as we turn to page twenty and look at the pro forma balance sheet as of June 30.  There will be incremental goodwill and intangible assets added to the balance sheet as a result of the transaction.  Estimated pro forma goodwill is $3.4 billion and estimated intangible assets and computer software, which will be amortized, are $1.7 billion.  As of June 30, pro forma total debt is $3 billion and as I mentioned on the previous slide, shareholders’ equity is $2.7 billion, for a significantly reduced debt to total cap ratio of 52%.  Additionally, FIS paid down an additional $75 million in debt in early July, as we mentioned on our 2nd quarter earnings conference call.

I am going to turn it back to Bill for some summary remarks.

FIS Certegy Conference Call Script

BILL

In summary, on page twenty-one, we are very excited about this transaction.  The combination creates one of the largest financial institution technology processing and services companies in the word, with a diversified revenue base of $4 billion and EBITDA of nearly $1 billion from market leading businesses.  The revenue is significantly recurring, with the majority under long-term, multi-year contracts.  The combined product offering is both broad and complementary, with unique products and services that will enhance the combined growth rate of the new company.   There are also meaningful cost synergies to be realized.  We believe that FIS will be well positioned to capitalize on the significant and unique growth opportunities that the combined companies can offer the markets we serve.  Finally, as we have demonstrated at FNF for years, FIS will be keenly focused on maximizing shareholder value.

Let me know turn the call back to our operator to open the call up for your questions.

FINAL –AFTER QUESTIONS

Thank you for joining us for today’s conference call.  In anticipating future questions about next steps and milestones in this process, the first major step will be our Hart-Scott-Rodino filing that we expect to make in the next week.  We hope to receive an early termination notice, and when and if we do, we will issue a press release announcing this.  The second major milestone will be a filing of an initial proxy statement with the SEC related to the necessary Certegy shareholder approval.  That initial proxy should be filed in early October and we again will issue a press release when this occurs.  Again, thank you for joining us this morning and we look forward to keeping you updated on our progress towards closing this transaction over the next several months.